Exhibit 99.1

Contacts:	Kristin Southey
SVP, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
SVP, Corporate Communications
(310) 255-2704
mlataif@activision.com

FOR IMMEDIATE RELEASE

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

SECOND QUARTER 2011 FINANCIAL RESULTS

- Q2 Net Revenues Up Year Over Year; Record EPS Increases Over 66% Year Over Year -

- For Six-Month Period Net Revenues Up; Record EPS Increases

Over 50% Year Over Year -

-      For Six-Month Period Net Revenues from Digital Channels Grow More Than

20% Year Over Year -

-      Company Increases Full Year Outlook for Net Revenues and EPS -

Santa Monica, CA — August 3, 2011 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the second quarter of 2011.

In the quarter, the company delivered record GAAP net revenues of $1.1 billion, as compared with $967 million for the second quarter of 2010.   On a non-GAAP basis, the company’s net revenues were $699 million, as compared with $683 million for the second quarter of 2010.  For the second quarter, the company delivered record GAAP net revenues from digital channels, representing a 27% increase year over year, and accounting for 37% of the company’s total net revenues.  On a non-GAAP basis, record net revenues from digital channels increased 13% year over year, accounting for more than 60% of the quarter’s total net revenues.

For the second quarter of 2011, Activision Blizzard’s GAAP earnings per diluted share were $0.29, as compared with $0.17 for the second quarter of 2010.  On a non-GAAP basis, the company’s earnings per diluted share were $0.10, as compared with $0.06 for the second quarter of 2010.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

Robert Kotick, CEO of Activision Blizzard, stated, “Our better-than-expected second-quarter performance was driven by record digital sales of our online-enabled franchises.  For the six month period, net revenues from digital channels grew more than 20%, driving record operating margin and EPS growth of more than 50%.

Kotick continued, “Looking to the balance of the year, while we have numerous releases we believe our audiences will be especially excited by three key properties — Call of Duty: Modern Warfare 3™, our new online service Call of Duty Elite and Skylanders Spyro’s Adventure™ — all of which are shaping up to be incredible.   To date, pre-orders for Modern Warfare 3 have significantly exceeded the pre-orders for Black Ops at this time last year.  In addition, we believe that Call of Duty Elite, which was built for Modern Warfare 3 and is expected to launch with the game on November 8, should redefine social connectivity for multiplayer gaming.   Additionally, we expect that Skylanders Spyro’s Adventure will change the way we look at toys and video games by bringing the world of toys, video games and the Internet together in an unprecedented way.”

Kotick added, “Today, there are more ways than ever for players to access entertainment online and play games which have truly become one of the most compelling forms of entertainment in the world.”

Business Highlights

•                  Call of Duty: Black Ops was the #1 game in the U.S. and Europe for the first half of 2011.(1)

•                  For the second quarter, Blizzard Entertainment had two top-10 PC titles with World of Warcraft®: Cataclysm™ and StarCraft® II: Wings of Liberty™.(1)

(1)According to The NPD Group, Charttrack and Gfk

•                  To date, Call of Duty: Black Ops players have logged more than 2.2 billion hours of online gameplay.(2)

•                  Total unique online gamers playing Call of Duty: Black Ops were more than 30% greater than the total unique online gamers who played Call of Duty: Modern Warfare® 2 during the first eight months after each game’s release.(3)

•                  On May 11, 2011, Activision Blizzard paid a cash dividend of $0.165 per common share to shareholders of record as of March 16, 2011.

•                  As of June 30, 2011, Activision Blizzard had purchased approximately 43 million shares of its common stock, for an aggregate price of approximately $479 million, under the $1.5 billion stock repurchase program authorized by its Board of Directors in February 2011.

Company Outlook

On July 28, 2011, Activision Publishing released the Call of Duty: Black Ops Annihilation™ content pack for Sony’s PlayStation3 computer entertainment system and the PC.  During the quarter, Activision Publishing also expects to release the Call of Duty: Black Ops Resurrection™ content pack for the Xbox 360 video game and entertainment system from Microsoft, Sony’s PlayStation3 computer entertainment system and the PC, as well as X-Men™ Destiny, Cabela’s Big Game Hunter 2012 and a Kinect-ready title for the Xbox 360, Cabela’s Hunting Party.  Additionally, Blizzard Entertainment’s World of Warcraft: Cataclysm was launched in China on July 12, 2011.

Activision Blizzard plans to allocate the majority of its resources and focus toward opportunities which it expects will afford it the greatest competitive advantages and the greatest potential for best-in-class quality, high-margin digital growth, and long-term success.  These opportunities include new content for Blizzard Entertainment’s World of Warcraft, StarCraft and Diablo franchises, and Blizzard Entertainment’s next-generation MMO; robust investment in Activision Publishing’s forthcoming Call of Duty titles, including a micro-transaction game for China; the development of a best-in-class digital platform, Call of Duty Elite; a new property from Bungie; and Skylander’s Spyro’s Adventure,™ an innovative new universe bringing the world of toys, video games and the Internet together in an unprecedented way.  These investments should better position Activision Blizzard for long-term growth and enable it to continue expanding its position as the largest digital video-game publisher.

(2)According to Microsoft, Sony and Activision Blizzard internal estimates

(3)According to Microsoft, Sony and Activision Blizzard internal estimates

For calendar year 2011, Activision Blizzard is raising its outlook from the estimates it provided on May 9, 2011.  Since Blizzard Entertainment has not confirmed a launch date for its next global release, the company’s calendar year outlook at this time does not include a new game from Blizzard in 2011.

	GAAP Outlook	Prior* GAAP Outlook	Non-GAAP Outlook	Prior* Non-GAAP Outlook
CY 2011
Net Revenues (in billions)	$4.18	$4.05	$4.05	$3.95
EPS	$0.68	$0.61	$0.77	$0.73
Q3 2011
Net Revenues (in millions)	$650	n/a	$530	n/a
EPS	$0.05	n/a	$0.01	n/a

*Prior outlook was provided on May 9, 2011

Activision Blizzard’s financial outlook is subject to significant risks and uncertainties, including declines in demand for its products, competition, the effectiveness of the company’s restructuring efforts, fluctuations in foreign exchange and tax rates, and counterparty risks relating to customers, licensees, licensors and manufacturers.

The company’s outlook is also based on assumptions about sell-through rates for its products, and the launch timing, success and pricing of its new slate of products.  Current macroeconomic conditions increase those risks and uncertainties.  As a result of these and other factors, actual results may deviate materially from the outlook presented above.

Conference Call

Today at 4:30 p.m. EDT, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the second quarter and management’s outlook for the remainder of the year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 888-500-6973 in the U.S. with passcode 1853254.

Non-GAAP Financial Measures

In order to supplement our financial measures that are presented in accordance with GAAP, Activision Blizzard presents certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  expenses related to the restructuring of our Activision Publishing operations;

•                  the amortization of intangibles and impairment of intangible assets; and

•                  the income tax adjustments associated with any of the above items.

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.

Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP results and outlook and, in this release, by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games. Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenue attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred net revenue and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred net revenue and the related cost of sales provides a much more timely indication of trends in our operating results.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console, handheld and mobile game publisher with leading positions across the major categories of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, South Korea and China.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.    Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “should,” “would,” “might,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment and market conditions within the video game industry, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action and massively multiplayer online games and preferences among competing hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital delivery of content, competition, including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, rapid changes in technology and industry standards, litigation risks and associated costs, the effectiveness of Activision Blizzard’s restructuring efforts, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, and the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, and the other factors identified in the risk factors section of Activision Blizzard’s most recent annual report on Form 10-K.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net revenues:
Product sales	$768	$643	$1,829	$1,629
Subscription, licensing and other revenues	378	324	766	646
Total net revenues	1,146	967	2,595	2,275

Costs and expenses:
Cost of sales - product costs	213	235	512	572
Cost of sales - massively multi-player online role playing game (“MMORPG”)	59	53	122	109
Cost of sales - software royalties and amortization	47	51	109	150
Cost of sales - intellectual property licenses	24	29	53	72
Product development	116	100	258	237
Sales and marketing	90	125	150	181
General and administrative	127	74	228	143
Restructuring	3	—	22	—
Total costs and expenses	679	667	1,454	1,464
Operating income	467	300	1,141	811
Investment and other income, net	2	1	5	1
Income before income tax expense	469	301	1,146	812
Income tax expense	134	82	308	212
Net income	$335	$219	$838	$600

Basic earnings per common share	$0.29	$0.18	$0.71	$0.48
Weighted average common shares outstanding	1,141	1,232	1,157	1,239

Diluted earnings per common share (1)	$0.29	$0.17	$0.71	$0.47
Weighted average common shares outstanding assuming dilution	1,150	1,248	1,166	1,254

(1) The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $330 million and $826 million for the three and six months ended June 30, 2011 as compared to the total net income of $335 million and $838 million for the same periods, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $217 million and $595 million for the three and six months ended June 30, 2010 as compared to total net income of $219 million and $600 million for the same periods, respectively.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	June 30,	December 31,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$2,334	$2,812
Short-term investments	610	696
Accounts receivable, net	140	640
Inventories	93	112
Software development	126	147
Intellectual property licenses	43	45
Deferred income taxes, net	511	648
Other current assets	97	299
Total current assets	3,954	5,399
Long-term investments	25	23
Software development	90	55
Intellectual property licenses	16	28
Property and equipment, net	163	169
Other assets	17	15
Intangible assets, net	144	160
Trademark and trade names	433	433
Goodwill	7,130	7,132
Total assets	$11,972	$13,414

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$156	$363
Deferred revenues	601	1,726
Accrued expenses and other liabilities	489	838
Total current liabilities	1,246	2,927
Deferred income taxes, net	97	120
Other liabilities	164	164
Total liabilities	1,507	3,211

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	9,735	12,353
Treasury stock	—	(2,194)
Retained earnings	701	57
Accumulated other comprehensive income (loss)	29	(13)
Total shareholders’ equity	10,465	10,203
Total liabilities and shareholders’ equity	$11,972	$13,414

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended June 30, 2011		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - MMORPG	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$1,146	$213	$59	$47	$24	$116	$90	$127	$3	$679
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(447)	(78)	—	(32)	(5)	—	—	—	—	(115)
Less: Stock-based compensation	(b)	—	—	—	(3)	—	(5)	(1)	(11)	—	(20)
Less: Restructuring	(c)	—	—	—	—	—	—	—	—	(3)	(3)
Less: Amortization of intangible assets	(d)	—	—	—	—	(7)	—	—	—	—	(7)
Non-GAAP Measurement		$699	$135	$59	$12	$12	$111	$89	$116	$—	$534

Three months ended June 30, 2011		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$467	$335	$0.29	$0.29
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(332)	(238)	(0.21)	(0.20)
Less: Stock-based compensation	(b)	20	15	0.01	0.01
Less: Restructuring	(c)	3	2	—	—
Less: Amortization of intangible assets	(d)	7	4	—	—
Non-GAAP Measurement		$165	$118	$0.10	$0.10

Six months ended June 30, 2011		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - MMORPG	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Restructuring	Total Costs and Expenses
GAAP Measurement		$2,595	$512	$122	$109	$53	$258	$150	$228	$22	$1,454
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(1,141)	(209)	—	(75)	(19)	—	—	—	—	(303)
Less: Stock-based compensation	(b)	—	—	—	(6)	—	(11)	(3)	(23)	—	(43)
Less: Restructuring	(c)	—	—	—	—	—	—	—	—	(22)	(22)
Less: Amortization of intangible assets	(d)	—	—	—	(1)	(15)	—	—	—	—	(16)
Non-GAAP Measurement		$1,454	$303	$122	$27	$19	$247	$147	$205	$—	$1,070

Six months ended June 30, 2011		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$1,141	$838	$0.71	$0.71
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(838)	(619)	(0.53)	(0.52)
Less: Stock-based compensation	(b)	43	30	0.03	0.03
Less: Restructuring	(c)	22	16	0.01	0.01
Less: Amortization of intangible assets	(d)	16	10	0.01	0.01
Non-GAAP Measurement		$384	$275	$0.23	$0.23

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects restructuring related to our Activision Publishing operations.

(d) Reflects amortization of intangible assets from purchase price accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $117 million and $270 million for the three and six months ended June 30, 2011 as compared to the total non-GAAP net income of $118 million and $275 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended June 30, 2010		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - MMORPG	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$967	$235	$53	$51	$29	$100	$125	$74	$667
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(284)	(68)	—	13	(2)	—	—	—	(57)
Less: Stock-based compensation	(b)	—	—	—	(12)	—	6	(2)	(9)	(17)
Less: Restructuring (included in general and administrative)	(c)	—	—	—	—	—	—	—	(1)	(1)
Less: Amortization of intangible assets	(d)	—	(1)	—	—	(9)	—	—	—	(10)
Non-GAAP Measurement		$683	$166	$53	$52	$18	$106	$123	$64	$582

Three months ended June 30, 2010		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$300	$219	$0.18	$0.17
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(227)	(165)	(0.13)	(0.13)
Less: Stock-based compensation	(b)	17	12	0.01	0.01
Less: Restructuring (included in general and administrative)	(c)	1	—	—	—
Less: Amortization of intangible assets	(d)	10	6	—	—
Non-GAAP Measurement		$101	$72	$0.06	$0.06

Six months ended June 30, 2010		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - MMORPG	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$2,275	$572	$109	$150	$72	$237	$181	$143	$1,464
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(878)	(201)	—	(24)	(16)	—	—	—	(241)
Less: Stock-based compensation	(b)	—	—	—	(41)	—	2	(3)	(18)	(60)
Less: Restructuring (included in general and administrative)	(c)	—	—	—	—	—	—	—	(4)	(4)
Less: Amortization of intangible assets	(d)	—	(2)	—	(4)	(21)	—	—	(1)	(28)
Non-GAAP Measurement		$1,397	$369	$109	$81	$35	$239	$178	$120	$1,131

Six months ended June 30, 2010		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$811	$600	$0.48	$0.47
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(637)	(473)	(0.38)	(0.37)
Less: Stock-based compensation	(b)	60	42	0.03	0.03
Less: Restructuring (included in general and administrative)	(c)	4	2	—	—
Less: Amortization of intangible assets	(d)	28	17	0.01	0.01
Non-GAAP Measurement		$266	$188	$0.15	$0.15

(a)     Reflects the net change in deferred net revenues and related cost of sales.

(b)    Includes expense related to stock-based compensation.

(c)     Reflects restructuring related to the Business Combination with Vivendi Games.  Restructuring activities includes severance costs, facility exit costs and balance sheet write down and exit costs from the cancellation of projects.

(d)    Reflects amortization of intangible assets from purchase price accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $72 million and $187 million for the three and six months ended June 30, 2010 as compared to total non-GAAP net income of $72 million and $188 million for the same periods, respectively.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three and Six Months Ended June 30, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	June 30, 2011		June 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$660	58%	$584	61%	$76	13%
Digital online channels*	423	37	332	34	91	27
Total Activision and Blizzard	1,083	95	916	95	167	18

Distribution	63	5	51	5	12	24
Total consolidated GAAP net revenues	1,146	100	967	100	179	19

Change in Deferred Net Revenues(1)
Retail channels	(448)		(326)
Digital online channels*	1		42
Total changes in deferred net revenues	(447)		(284)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	212	30	258	38	(46)	(18)
Digital online channels*	424	61	374	55	50	13
Total Activision and Blizzard	636	91	632	93	4	1

Distribution	63	9	51	7	12	24
Total non-GAAP net revenues (2)	$699	100%	$683	100%	$16	2%

	Six Months Ended
	June 30, 2011		June 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$1,607	62%	$1,490	66%	$117	8%
Digital online channels*	851	33	663	29	188	28
Total Activision and Blizzard	2,458	95	2,153	95	305	14

Distribution	137	5	122	5	15	12
Total consolidated GAAP net revenues	2,595	100	2,275	100	320	14

Change in Deferred Net Revenues(1)
Retail channels	(1,154)		(928)
Digital online channels*	13		50
Total changes in deferred net revenues	(1,141)		(878)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	453	31	562	40	(109)	(19)
Digital online channels*	864	59	713	51	151	21
Total Activision and Blizzard	1,317	90	1,275	91	42	3

Distribution	137	10	122	9	15	12
Total non-GAAP net revenues (2)	$1,454	100%	$1,397	100%	$57	4%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

* Represents revenues from subscriptions and licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended June 30, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	June 30, 2011		June 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions*	$359	31%	$291	30%	$68	23%
PC and Other	80	7	79	8	1	1
Sony PlayStation 3	239	21	182	19	57	31
Sony PlayStation 2	2	—	9	1	(7)	(78)
Microsoft Xbox 360	300	26	240	24	60	25
Nintendo Wii	70	6	76	8	(6)	(8)
Total console^	611	53	507	52	104	21
Sony PlayStation Portable	4	—	3	—	1	33
Nintendo Dual Screen	29	3	36	5	(7)	(19)
Total handheld	33	3	39	5	(6)	(15)
Total Activision and Blizzard	1,083	94	916	95	167	18

Distribution:
Total Distribution	63	6	51	5	12	24
Total consolidated GAAP net revenues	1,146	100	967	100	179	19

Change in Deferred Net Revenues(1)
Activision and Blizzard:
Online subscriptions*	(67)		2
PC and Other	(35)		(37)
Sony PlayStation 3	(156)		(90)
Microsoft Xbox 360	(146)		(119)
Nintendo Wii	(39)		(40)
Total console^	(341)		(249)
Nintendo Dual Screen	(4)		—
Total changes in deferred net revenues	(447)		(284)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions*	292	42	293	43	(1)	—
PC and Other	45	6	42	6	3	7
Sony PlayStation 3	83	12	92	14	(9)	(10)
Sony PlayStation 2	2	—	9	1	(7)	(78)
Microsoft Xbox 360	154	22	121	18	33	27
Nintendo Wii	31	4	36	5	(5)	(14)
Total console^	270	38	258	38	12	5
Sony PlayStation Portable	4	1	3	1	1	33
Nintendo Dual Screen	25	4	36	5	(11)	(31)
Total handheld	29	5	39	6	(10)	(26)
Total Activision and Blizzard	636	91	632	93	4	1

Distribution:
Total Distribution	63	9	51	7	12	24
Total non-GAAP net revenues(2)	$699	100%	$683	100%	$16	2%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

* Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.

^ Downloadable content and its related revenues are included in each respective console platforms, hence, total console.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Six Months Ended June 30, 2011 and 2010

(Amounts in millions)

	Six Months Ended
	June 30, 2011		June 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions*	$754	29%	$602	26%	$152	25%
PC and Other	205	8	127	7	78	61
Sony PlayStation 3	581	22	486	22	95	20
Sony PlayStation 2	6	—	24	1	(18)	(75)
Microsoft Xbox 360	697	27	624	27	73	12
Nintendo Wii	152	6	212	9	(60)	(28)
Total console^	1,436	55	1,346	59	90	7
Sony PlayStation Portable	8	—	8	—	—	—
Nintendo Dual Screen	55	3	70	3	(15)	(21)
Total handheld	63	3	78	3	(15)	(19)
Total Activision and Blizzard	2,458	95	2,153	95	305	14

Distribution:
Total Distribution	137	5	122	5	15	12
Total consolidated GAAP net revenues	2,595	100	2,275	100	320	14

Change in Deferred Net Revenues(1)
Activision and Blizzard:
Online subscriptions*	(123)		(7)
PC and Other	(123)		(60)
Sony PlayStation 3	(400)		(312)
Microsoft Xbox 360	(405)		(399)
Nintendo Wii	(84)		(100)
Total console^	(889)		(811)
Nintendo Dual Screen	(6)		—
Total changes in deferred net revenues	(1,141)		(878)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions*	631	43	595	42	36	6
PC and Other	82	6	67	5	15	22
Sony PlayStation 3	181	12	174	12	7	4
Sony PlayStation 2	6	—	24	2	(18)	(75)
Microsoft Xbox 360	292	20	225	16	67	30
Nintendo Wii	68	5	112	8	(44)	(39)
Total console^	547	37	535	38	12	2
Sony PlayStation Portable	8	1	8	1	—	—
Nintendo Dual Screen	49	4	70	5	(21)	(30)
Total handheld	57	5	78	6	(21)	(27)
Total Activision and Blizzard	1,317	91	1,275	91	42	3

Distribution:
Total Distribution	137	9	122	9	15	12
Total non-GAAP net revenues(2)	$1,454	100%	$1,397	100%	$57	4%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

* Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.

^ Downloadable content and its related revenues are included in each respective console platforms, hence, total console.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three and Six Months Ended June 30, 2011 and 2010

(Amounts in millions)

	Three Months Ended
	June 30, 2011		June 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$580	50%	$567	59%	$13	2%
Europe	467	41	337	35	130	39
Asia Pacific	99	9	63	6	36	57
Total consolidated GAAP net revenues	1,146	100	967	100	179	19

Change in Deferred Net Revenues(1)
North America	(249)		(192)
Europe	(181)		(79)
Asia Pacific	(17)		(13)
Total changes in net revenues	(447)		(284)

Non-GAAP Net Revenues by Geographic Region
North America	331	47	375	55	(44)	(12)
Europe	286	41	258	38	28	11
Asia Pacific	82	12	50	7	32	64
Total non-GAAP net revenues(2)	$699	100%	$683	100%	$16	2%

	Six Months Ended
	June 30, 2011		June 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$1,328	51%	$1,270	56%	$58	5%
Europe	1,061	41	861	38	200	23
Asia Pacific	206	8	144	6	62	43
Total consolidated GAAP net revenues	2,595	100	2,275	100	320	14

Change in Deferred Net Revenues(1)
North America	(632)		(504)
Europe	(452)		(333)
Asia Pacific	(57)		(41)
Total changes in net revenues	(1,141)		(878)

Non-GAAP Net Revenues by Geographic Region
North America	696	48	766	55	(70)	(9)
Europe	609	42	528	38	81	15
Asia Pacific	149	10	103	7	46	45
Total non-GAAP net revenues(2)	$1,454	100%	$1,397	100%	$57	4%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three and Six Months Ended 2011 and 2010

(Amounts in millions)

	Three Months Ended
	June 30, 2011		June 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(i)	$323	28%	$333	34%	$(10)	(3)%
Blizzard(ii)	313	27	299	31	14	5
Distribution(iii)	63	6	51	6	12	24
Operating segment total	699	61	683	71	16	2

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	447	39	284	29
Consolidated net revenues	$1,146	100%	$967	100%	$179	19%

Segment income from operations:
Activision(i)	$31		$(53)		$84	NM %
Blizzard(ii)	135		155		(20)	(13)
Distribution(iii)	(1)		(1)		—	NM
Operating segment total	165		101		64	63

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	332		227
Stock-based compensation expense	(20)		(17)
Restructuring	(3)		(1)
Amortization of intangible assets	(7)		(10)
Consolidated operating income	467		300		167	56
Investment and other income, net	2		1		1	NM
Consolidated income before income tax expense	$469		$301		$168	56%

Operating margin from total operating segments	24%		15%

	Six Months Ended
	June 30, 2011		June 30, 2010		$ Increase	% Increase
	Amount	% of Total	Amount	% of Total	(Decrease)	(Decrease)
Segment net revenues:
Activision(i)	$646	25%	$670	29%	$(24)	(4)%
Blizzard(ii)	671	26	605	27	66	11
Distribution(iii)	137	5	122	5	15	12
Operating segment total	1,454	56	1,397	61	57	4

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	1,141	44	878	39
Consolidated net revenues	$2,595	100%	$2,275	100%	$320	14%

Segment income (loss) from operations:
Activision(i)	$78		$(46)		$124	NM %
Blizzard(ii)	306		313		(7)	(2)
Distribution(iii)	—		(1)		1	NM
Operating segment total	384		266		118	44

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	838		637
Stock-based compensation expense	(43)		(60)
Restructuring	(22)		(4)
Amortization of intangible assets	(16)		(28)
Consolidated operating income	1,141		811		330	41
Investment and other income, net	5		1		4	NM
Consolidated income before income tax expense	$1,146		$812		$334	41%

Operating margin from total operating segments	26%		19%

(i) Activision Publishing (“Activision”) — publishes interactive software products and content.

(ii) Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes games and online subscription-based games in the MMORPG category.

(iii) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Quarter Ending September 30, 2011 and

Year Ending December 31, 2011

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for	Outlook for
		Three Months Ending	Year Ending
		September 30, 2011	December 31, 2011

Net Revenues (GAAP)		$650	$4,180

Excluding the impact of:
Change in deferred net revenues	(a)	(120)	(130)

Non-GAAP Net Revenues		$530	$4,050

Earnings Per Diluted Share (GAAP)		$0.05	$0.68

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	(0.06)	(0.02)
Stock-based compensation	(c)	0.02	0.06
Amortization of intangible assets	(d)	—	0.04
Restructuring expenses	(e)	—	0.02

Non-GAAP Earnings Per Diluted Share		$0.01	$0.77

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets.

(e) Reflects expenses relating to the restructuring of our Activision Publishing operations.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.